This Lease Extension and Modification Agreement (the "Amendment") dated as of the 28th day of February, 1997, by and between ONEIDA COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation duly organized and existing under the laws of the State of New York, having an office at 153 Brooks Road, Rome, New York 13441 (the "Agency") and SPECIAL METALS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having an office at 4317 Middle Settlement Road, New Hartford, New York 13413 (the "Company").

                                    RECITALS

         1. The Agency and the Company entered into a Lease Agreement dated as of February 1, 1994 (the "Lease").

         2. A Memorandum of Lease (the "Memorandum") dated as of February 1,1994, was recorded in the Oneida County Clerk's Office on February 2, 1994 in Book of Deeds 2673 at Page 655.

         3. The Company has requested the Agency to extend the Lease for an additional term of ten (10) years.

         4. The Agency by resolution adopted on October 3, 1996, approved the extension of the Lease, subject to the conditions hereinafter set forth.

         NOW, THEREFORE, it is mutually agreed and covenanted as follows:

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         1.       The definition of "Pilot" in Section 1 of the Lease is
 amended to read as follows:

                  "Pilot" means that agreement of even date herewith between the Agency and the Company obligating the Company to make certain payments in lieu of taxes to the Local Taxing Entities, as the same is amended and restated.

         2. Section 5.2 of the Lease is hereby amended to read in its entirety as follows:

                  Section 5.2.  Duration of the Lease Term; Quiet Enjoyment.


                   (a) The Agency shall deliver to the Company sole and exclusive possession of the Project Facility (subject to the provisions of Sections 8.3 and 10.2 hereof), and the leasehold estate created hereby shall commence on thedate hereof and except as provided in Section 10.2 hereof, the leasehold estatecreated hereby shall terminate at 11:59 p.m. on February 28, 2007 or on such earlier date as may be permitted by Section 11.1 hereof.

                   (b) The Agency shall take no action, other than pursuant to
Article X of this Agreement, to prevent the Company from having quiet and peaceable possession and enjoyment of the Project Facility during the Lease Term and will, at the request of the Company and at the Company's cost, cooperate with the Company in order that the Company may have quiet and peaceable possession and enjoyment of the Project Facility.

         3. There is added to Section 2.2 of the Lease the following subsection:

                  (g) The Company shall provide to the Agency, within fifteen days after the end of each calendar quarter, a statement certified to by an Authorized Officer of the

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                                        3

Company setting forth the minimum number of full time employees employed at the Project Facility at any time during the immediately preceding calendar quarter.

     4.       Section 10.1 of the Lease is hereby amended to read as follows:
         Section 10.1.  Events of Default Defined.

                (a) The following shall be "Events of Default" under this Agreement and the term "Event of Default" shall mean, whenever it is used in this Agreement, any one or more of the following events:

                           (1)      The failure of the Company to make the
payments required pursuant to Sections 5.3, 6.3, 6.7, 6.8 or any other Section herein for a period of ten (10) days after written notice of the failure is given to the Company; or

                           (2)      The failure of the Company to maintain the

insurance required by Section 6.4(c) herein; or

                           (3)      The failure by the Company to observe and

perform any other covenant, condition or agreement hereunder on its part to be observed or performed for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Company by the Agency provided, however, that if the default is of such a nature that it cannot be remedied within a period of thirty (30) days, the Company shall not be in default if it shall promptly commence and thereafter prosecute the curing of the default with due diligence; or

                            (4)     The abandonment of the Project Facility by

the Company or if the Project Facility remains vacant for a period in excess of ninety (90) consecutive days after written notice thereof given to the Company by the Agency; or

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                                        4

                           (5)      The Company fails to continue to maintain
the operation of the Project Facility in the County of Oneida; or

                           (6)      The Company fails to maintain employment at
 the Project Facility of not less than 390 full time employees, at all times.

                  (b) Notwithstanding the provisions of Section 10.1(a), if by reason of force majeure either party hereto shall be unable in whole or in part to carry out its obligations under this Agreement and if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after the occurrence of the event or cause relied upon, the obligations under this Agreement of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof, and the suspension of such obligations for such period pursuant to this subsection (b) shall not be deemed an Event of Default under this Section 10.1. Notwithstanding anything to the contrary in this subsection (b), an event of force majeure shall not excuse, delay or in any way diminish the obligations of the Company to make the payments required by sections 5.3, 6.3, 6.7, 6.8 or any other section hereof, to obtain and continue in full force and effect the insurance required by Section 6.4 hereof, to provide the indemnity required by Section 8.2 hereof and to comply with the provisions of Sections 8.2 and 8.8 hereof. The term "force majeure" as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the government of the United States of America or of the State of New York or any of their departments, agencies, governmental subdivisions or officials, or any civil or military authority,

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                                        5

insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, shortages of labor and materials or delays of carriers, shortage of energy, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the party claiming such inability and not due to its fault. The party claiming such inability shall use reasonable efforts to remove the cause for the same with all reasonable promptness; provided that it is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout or other industrial disturbances by acceding to the demands of the opposing party or parties.

         5.       Section 12.1 of the Lease is amended to read as follows:

         Section 12.1.  Notices.

         All notices, certificates, and other communications hereunder shall be in writing and shall be sufficiently given and shall be deemed given when delivered and, if delivered by mail, shall be sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         To the Agency:

         -------------
         Oneida County Industrial Development Agency
         153 Brooks Road

         Rome, New York 13441
         Attention:  Chairman

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         With a copy to:

         Groben, Gilroy, Oster & Saunders
         P.O. Box 423

         Utica, NY  13503
         Attention:  James C. Oster, Esq.

         To the Company:

         Special Metals Corporation
         4317 Middle Settlement Road
         New Hartford, NY  13413
         Attention:  Robert F. Dropkin

         Vice President, Secretary and Chief Legal Counsel

         With a copy to:

         Bond, Schoeneck & King
         One Lincoln Center

         Syracuse, NY

         Attention:  Ronald C. Berger, Esq.

         The Agency and the Company may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent.

         6. This Amendment shall be effective as of the day and year first above mentioned.



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         7.       This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which together shall constitute but one instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the day and year first above mentioned.

                                             ONEIDA COUNTY INDUSTRIAL
                                                 DEVELOPMENT AGENCY

                                             By:
                                                  Robert R. Calli
                                                  Chairman
                                             SPECIAL METALS CORPORATION

                                             By:
                                                  Donald R. Muzyka
                                                  President